EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243 and 333-205444) and Form S¬8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092 333-198244, 333-206538 and 333-214031) of CEL-SCI Corporation of our reports dated December 14, 2016 except for the effect of the restatement discussed in Note 17 and the material weaknesses, which are as of December 11, 2017, relating to the financial statements, and the effectiveness of CEL-SCI Corporation's internal control over financial reporting, which appear in this Form 10-K/A. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2016. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

McLean, Virginia
December 11, 2017